                                                                   EXHIBIT 10.03








                              FINANCING AGREEMENT



                                    Between



                              CLARK COUNTY, NEVADA



                                      And



                           SOUTHWEST GAS CORPORATION




                         _____________________________

                         Dated as of September 1, 1992


                                  Relating to

                                  $130,000,000

                              Clark County, Nevada
                      Industrial Development Revenue Bonds
                          (Southwest Gas Corporation)
                                 1992 Series A
                                      and
                                 1992 Series B

                              FINANCING AGREEMENT

                               TABLE OF CONTENTS

                                                                      Page
PARTIES  . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . .   1
PREAMBLES  . . . . . . .  . . . . . . . . . . . . . . . . . . . . . .   1


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1.  DEFINITION OF TERMS . . . . .  . . . . . . . . . .   2
     SECTION 1.2.  NUMBER AND GENDER  . . . . . . . . . . . . . . . .   2
     SECTION 1.3.  ARTICLES, SECTIONS, ETC  . . . . . . . . . . . . .   2

                                   ARTICLE II

                                REPRESENTATIONS

     SECTION 2.1.  REPRESENTATIONS OF THE ISSUER  . . . . . . . . . .   2
     SECTION 2.2.  REPRESENTATIONS OF THE COMPANY . . . . . . . . . .   3

                                  ARTICLE III

          CONSTRUCTION OF THE PROJECT; AMENDMENT OF THE FACILITIES;
                             ISSUANCE OF THE BONDS

     SECTION 3.1.  AGREEMENT TO CONSTRUCT THE PROJECT;
                     AMENDMENT OF THE FACILITIES  . . . . . . . . . .   4
     SECTION 3.2.  AGREEMENT TO ISSUE BONDS; APPLICATION OF
                     BOND PROCEEDS  . . . . . . . . . . . . . . . . .   5
     SECTION 3.3   DISBURSEMENTS FROM THE CONSTRUCTION FUND
                     AND COSTS OF ISSUANCE FUND . . . . . . . . . . .   5
     SECTION 3.4.  ESTABLISHMENT OF COMPLETION DATE;
                     OBLIGATION OF COMPANY TO COMPLETE  . . . . . . .   6
     SECTION 3.5.  INVESTMENT OF MONEYS IN FUNDS  . . . . . . . . . .   7

                                   ARTICLE IV

                    LOAN OF PROCEEDS; REPAYMENT PROVISIONS

     SECTION 4.1.  LOAN OF BOND PROCEEDS. . . . . . . . . . . . . . .   8
     SECTION 4.2.  REPAYMENT AND PAYMENT OF OTHER AMOUNTS
                     PAYABLE  . . . . . . . . . . . . . . . . . . . .   8
     SECTION 4.3.  UNCONDITIONAL OBLIGATION . . . . . . . . . . . . .   9
     SECTION 4.4.  ASSIGNMENT OF ISSUER'S RIGHTS  . . . . . . . . . .  10
     SECTION 4.5.  AMOUNTS REMAINING IN FUNDS . . . . . . . . . . . .  10

                                                                            Page



                                   ARTICLE V

                       SPECIAL COVENANTS AND AGREEMENTS

     SECTION 5.1.  RIGHT OF ACCESS TO THE FACILITIES AND
                     RECORDS . . . . . . . . . . . . . . . . . . . . . 10
     SECTION 5.2.  THE COMPANY'S MAINTENANCE OF ITS
                     EXISTENCE; ASSIGNMENTS. . . . . . . . . . . . . . 11
     SECTION 5.3.  NOTICE AND CERTIFICATES TO TRUSTEE. . . . . . . . . 12
     SECTION 5.4.  MAINTENANCE AND REPAIR; TAXES; UTILITY
                     AND OTHER CHARGES; INSURANCE. . . . . . . . . . . 13
     SECTION 5.5.  QUALIFICATION IN NEVADA . . . . . . . . . . . . . . 14
     SECTION 5.6.  TAX EXEMPT STATUS OF BONDS  . . . . . . . . . . . . 14

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 6.1.  EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . 15
     SECTION 6.2.  REMEDIES ON DEFAULT . . . . . . . . . . . . . . . . 15
     SECTION 6.3.  AGREEMENT TO PAY ATTORNEYS' FEES AND
                     EXPENSES  . . . . . . . . . . . . . . . . . . . . 17
     SECTION 6.4.  NO REMEDY EXCLUSIVE   . . . . . . . . . . . . . . . 17
     SECTION 6.5.  NO ADDITIONAL WAIVER IMPLIED BY ONE
                     WAIVER  . . . . . . . . . . . . . . . . . . . . . 17

                                  ARTICLE VII

                                  PREPAYMENT

     SECTION 7.1.  REDEMPTION OF BONDS WITH PREPAYMENT
                     MONEYS  . . . . . . . . . . . . . . . . . . . . . 18
     SECTION 7.2.  OPTIONS TO PREPAY INSTALLMENTS  . . . . . . . . . . 18
     SECTION 7.3.  MANDATORY PREPAYMENT  . . . . . . . . . . . . . . . 18
     SECTION 7.4.  AMOUNT OF PREPAYMENT  . . . . . . . . . . . . . . . 18
     SECTION 7.5.  NOTICE OF PREPAYMENT  . . . . . . . . . . . . . . . 19

                                 ARTICLE VIII

              NON-LIABILITY OF ISSUER; EXPENSES; INDEMNIFICATION

     SECTION 8.1.  NON-LIABILITY OF ISSUER   . . . . . . . . . . . . . 19
     SECTION 8.2.  EXPENSES  . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 8.3.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . 20

                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1.  NOTICES . . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 9.2.  SEVERABILITY  . . . . . . . . . . . . . . . . . . . 21

                                                                      Page
     SECTION 9.3.  EXECUTION OF COUNTERPARTS  . . . . . . . . . . . .  22
     SECTION 9.4.  AMENDMENTS, CHANGES AND MODIFICATIONS. . . . . . .  22
     SECTION 9.5.  GOVERNING LAW  . . . . . . . . . . . . . . . . . .  22
     SECTION 9.6.  AUTHORIZED COMPANY REPRESENTATIVE  . . . . . . . .  22
     SECTION 9.7.  TERM OF THE AGREEMENT  . . . . . . . . . . . . . .  22
     SECTION 9.8.  BINDING EFFECT . . . . . . . . . . . . . . . . . .  22
     SECTION 9.9.  THIRD-PARTY BENEFICIARY  . . . . . . . . . . . . .  22

TESTIMONIUM     . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . . . . . .  23

EXHIBIT A      Description of the Facilities

                              FINANCING AGREEMENT


          THIS FINANCING AGREEMENT, dated as of September 1, 1992 (this "Agreement"), by and between CLARK COUNTY, NEVADA, a political subdivision of the State of Nevada (the "Issuer"), and SOUTHWEST GAS CORPORATION, a corporation organized and existing under the laws of the State of California and qualified to do business as a foreign corporation under the laws of the State of Nevada (the "Company"),

                              W I T N E S S E T H

          WHEREAS, the Issuer is authorized and empowered under the County Economic Development Revenue Bond Law, Sections 244A.669 to 244A.763, inclusive, of the Nevada Revised Statutes, as amended (the "Act"), to borrow money and to issue bonds in accordance with the Act and to use the proceeds thereof for the purpose of financing or refinancing all or part of the cost of certain facilities, including the cost of extending, adding to, or improving such facilities, and to make loans to any person, firm, corporation or other industrial entity for the planning, design, construction, acquisition or carrying out of any facilities in furtherance of the public purpose for which the Issuer was created; and

          WHEREAS, pursuant to the Act, the Issuer has previously issued $30,000,000 aggregate principal amount of Clark County, Nevada Variable Rate Demand Industrial Development Revenue Bonds (Southwest Gas Corporation) Series 1985 (the "1985 Bonds") and $50,000,000 aggregate principal amount of Clark County, Nevada Variable Rate Demand Industrial Development Revenue Bonds (Southwest Gas Corporation) Series 1988 (the "1988 Bonds" and collectively with the 1985 Bonds, the "Prior Bonds") for the purpose of financing and refinancing certain real and personal properties, facilities, machinery and equipment for the local furnishing of gas (the "Existing Facilities") for Southwest Gas Corporation, a California corporation qualified to do business in the State of Nevada (the "Company");

          WHEREAS, the Issuer proposes to issue its Clark County, Nevada Industrial Development Revenue Bonds (Southwest Gas Corporation) 1992 Series A and 1992 Series B (collectively, the "Bonds"), in the aggregate principal amount of $130,000,000 upon the terms and conditions set forth in the Indenture of Trust, of even date herewith (the "Indenture"), between the Issuer and the Trustee, for the purposes, among others, of refunding the Prior Bonds and financing the costs of the acquisition, construction, improvement and equipping of certain additional real and personal properties, facilities, machinery and equipment described in Exhibit "A" hereto (the "Project" and, collectively with the Existing Facilities, the "Facilities"), which together qualify as a "project" under the Act;

          NOW, THEREFORE, in consideration of the premises and the respective representations and covenants herein contained, the parties hereto agree as follows


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1. DEFINITION OF TERMS. Unless the context otherwise requires, the terms used in this Agreement shall have the meanings specified in
Section 1.01 of the Indenture, as originally executed or as the same may from time to time be supplemented or amended as provided therein.

          SECTION 1.2. NUMBER AND GENDER. The singular form of any word used herein, including the terms defined in Section 1.01 of the Indenture, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

          SECTION 1.3. ARTICLES, SECTIONS, ETC. Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole. The headings or titles of the several articles and sections, and the table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.


                                   ARTICLE II

                                REPRESENTATIONS

          SECTION 2.1. REPRESENTATIONS OF THE ISSUER. The Issuer makes the following representations as the basis for its undertakings herein contained:

          (a) The Issuer is a political subdivision of the State of Nevada. Under the provisions of the Act, the Issuer has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. By proper action, the Issuer has been duly authorized to execute, deliver and duly perform this Agreement. To the extent the representations contained in the immediately preceding two sentences relate to powers granted to the Issuer under the Act, such representations are made in reliance on an opinion of Bond Counsel.

          (b) To refund the Prior Bonds and finance the Project the Issuer will issue the Bonds, which will mature, bear interest and be subject to redemption as provided in the Indenture.

          (c) The Issuer has not pledged and will not pledge its interest in this Agreement for any purpose other than to secure the Bonds under the Indenture.

          (d) The Issuer is not in default under any of the provisions of the laws of the State of Nevada which default would affect its existence or its powers referred to in subsection (a) of this Section 2.1.

          (e) The Issuer has found and determined and hereby finds and determines that all requirements of the Act with respect to the issuance of the Bonds and the execution of this Agreement have been complied with and that refunding the Prior Bonds and financing the Project by issuing the Bonds and entering into this Agreement will be in furtherance of the purposes of the Act.

          (f) On August 18, 1992, the Issuer adopted its resolution approving the issuance of the Bonds.

          (g) No member, officer or other official of the Issuer has any interest whatsoever in this Agreement or in the transactions contemplated hereby.

          SECTION 2.2. REPRESENTATIONS OF THE COMPANY. The Company makes the following representations as the basis for its undertakings herein contained:

          (a) The Company is a corporation duly formed under the laws of the State of California, is in good standing in the State of California, is qualified to do business as a foreign corporation under the laws of the State of Nevada and has the corporate power to enter into and has duly authorized, by proper corporate action, the execution and delivery of this Agreement and all other documents contemplated hereby to be executed by the Company.

          (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, conflict with or result in a breach of any of the terms, conditions or provisions of the Company's Articles of Incorporation or by-laws or of any corporate actions or of any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default (with due notice or the passage of time or both) under any of the foregoing, or result in the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement to which the Company is now a party or by which it is bound.

          (c) The estimated cost of the Project is as set forth in the Tax Certificate and has been determined in accordance with sound engineering principles and certain other principles set forth in the Tax Certificate.

          (d) The Facilities consist of those facilities described in Exhibit A hereto, and in the Southwest Gas Corporation Engineering Certificate dated [September ___], 1992 (the "Engineering Certificate"), which is hereby incorporated by reference herein, and the Company shall make no changes to the Facilities or to the operation thereof which would affect the qualification of the Facilities under the Act or impair the Tax-exempt status of interest on the Bonds. In particular, the Company has complied and shall comply with all requirements set forth in the Tax Certificate. The Company intends to utilize the Facilities as facilities for the local furnishing of gas until the principal of, the premium, if any, and the interest on the Bonds shall have been paid.

          (e) The Company has and will have title to the Facilities, and all necessary easements to install the Project, sufficient to carry out the purposes of this Agreement.

          (f) At the time of submission of an application to the Issuer for financial assistance in connection with the Project and on the dates on which the Issuer took action on such application, permanent financing for the Project had not otherwise been obtained or arranged.

          (g) All certificates, approvals, permits and authorizations with respect to the construction of the Project of agencies of applicable local governments, the States of Nevada and California and the federal government have been obtained or will be obtained in the normal course of business.


                                  ARTICLE III

           CONSTRUCTION OF THE PROJECT; AMENDMENT OF THE FACILITIES;
                             ISSUANCE OF THE BONDS

          SECTION 3.1. AGREEMENT TO CONSTRUCT THE PROJECT; AMENDMENT OF THE FACILITIES. The Company agrees that it will acquire, construct and install, or complete the acquisition, construction and installation of the Project, and will acquire, construct and install all other facilities and real and personal property deemed necessary for the operation of the Project, substantially in accordance with the plans and specifications prepared therefor by the Company and approved by the Issuer, including any and all supplements, amendments and additions or deletions thereto or therefrom, it being understood that the approval of the Issuer shall not be required for changes in such plans and specifications which do not alter the purpose and description of the Project as set forth in Exhibit A hereto. The Company further agrees to proceed with due diligence to complete the Project within three years from the date hereof.

          In the event that the Company desires to amend or supplement the Facilities, and such amendment or supplement alters the purpose or description of the Facilities as described in Exhibit A hereto, and the Issuer approves of such amendment or supplement, the Issuer will enter into, and will instruct the Trustee to consent to, such amendment or supplement upon receipt of:

     (i) a certificate of the Authorized Company Representative describing in detail the proposed changes and stating that they will not have the effect of disqualifying the Facilities as a facility that may be financed pursuant to the Act;

(ii) a copy of the proposed form of amended or supplemented Exhibit A hereto;
and

   (iii) an opinion of Bond Counsel that such proposed changes will not affect the Tax.exempt status of interest on any of the Bonds.

          SECTION 3.2. AGREEMENT TO ISSUE BONDS; APPLICATION OF BOND PROCEEDS. To provide funds to refund the Prior Bonds and finance the Project as provided in Section 4.1 hereof, the Issuer agrees that it will issue under the Indenture, sell and cause to be delivered to the purchasers thereof, the Bonds, bearing interest and maturing as provided in the Indenture. The Issuer will thereupon deposit the proceeds received from the sale of the Bonds as provided in the Indenture.

          SECTION 3.3 DISBURSEMENTS FROM THE CONSTRUCTION FUND AND COSTS OF ISSUANCE FUND. (a) The Company will authorize and direct the Trustee, upon compliance with Section 3.03 of the Indenture, to disburse the moneys in the Construction Fund to or on behalf of the Company only for the following purposes, subject to the provisions of Section 5.6 hereof:

     (i) Payment to the Company of such amounts, if any, as shall be necessary to reimburse the Company in full for all advances and payments made by it, at any time prior to or after the delivery of the Bonds, in connection with (1) the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof), and (2) subject to any limitation imposed by paragraph (vii) hereof, the acquisition, construction and installation of the Project.

    (ii) Payment for labor, services, materials and supplies used by or furnished to the Company to improve the site and to acquire and construct the Project, as provided in the plans, specifications and work orders therefor; payment of the costs of acquiring, constructing and installing utility services or other related facilities; payment of the costs of acquiring all real and personal property deemed necessary to construct the Project; and payment of the miscellaneous expenses incidental to any of the foregoing items.

   (iii) Payment of the fees, if any, of architects, engineers, legal counsel and supervisors expended in connection with the acquisition and construction of the Project.

    (iv) Payment of assessments and other charges, if any, that may become payable during the Construction Period with respect to the Project, or reimbursement thereof, if paid by the Company.

     (v) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the acquisition, construction or installation of the Project.

    (vi) Interest paid during the Construction Period and properly chargeable to the capital account of the Project.

   (vii) Payment of any other Costs of the Project permitted by the Engineering Certificate and the Tax Certificate (but not including any Costs of Issuance).

          (b) All moneys remaining in the Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in subsection (a) of this Section shall be used in accordance with
Section 3.03 of the Indenture.

          (c) Each of the payments referred to in subsection (a) of this Section shall be made upon receipt by the Trustee of a written requisition in the form prescribed by Section 3.03 of the Indenture, signed by the Authorized Company Representative.

          (d) The Company will authorize and direct the Trustee, upon compliance with Section 3.04 of the Indenture, to disburse the moneys in the Costs of Issuance Fund to or on behalf of the Company only for Costs of Issuance of the 1992 Series B Bonds, subject to the provisions of Section 5.6 hereof. Each of the payments referred to in this Section 3.3(d) shall be made upon receipt by the Trustee of a written requisition in the form prescribed by
Section 3.04 of the Indenture, signed by the Authorized Company Representative.

          SECTION 3.4. ESTABLISHMENT OF COMPLETION DATE; OBLIGATION OF COMPANY TO COMPLETE. As soon as the Project is completed, the Authorized Company Representative, on behalf of the Company, shall evidence the Completion Date by providing a certificate to the Trustee and the Issuer stating the Cost of the Project and further stating that (i) construction of the Project has been completed substantially in accordance with the plans, specifications and work orders therefor, and all labor, services, materials and supplies used in construction have been paid for, and (ii) all other facilities necessary in connection with the Project have been acquired, constructed and installed in accordance with the plans and specifications and work orders therefor and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights of the Company against third parties for the payment of any amount not then due and payable which exist at the date of such certificate or which may subsequently exist.

          At the time such certificate is delivered to the Trustee, moneys remaining in the Construction Fund, including any earnings resulting from the investment of such moneys, shall be used as provided in Section 3.03 of the Indenture. The Company shall pay to the Trustee for deposit in the Surplus Account an amount which, together with amounts transferred from the Construction Fund to such account pursuant to Section 3.03 of the Indenture, shall be sufficient to redeem 1992 Series B Bonds in Authorized Denominations.

          In the event the moneys in the Construction Fund available for payment of the Cost of the Project should be insufficient to pay the costs thereof in full, the Company agrees to pay directly, or to deposit in the Construction Fund moneys sufficient to pay, any costs of completing the Project in excess of the moneys available for such purpose in the Construction Fund. The Issuer makes no express or implied warranty that the moneys deposited in the Construction Fund and available for payment of the Cost of the Project, under the provisions of this Agreement, will be sufficient to pay all the amounts which may be incurred for such Cost. The Company agrees that if, after exhaustion of the moneys in the Construction Fund, the Company should pay, or deposit moneys in the Construction Fund for the payment of, any portion of the Cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer, from the Trustee or from the holders of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under Section 4.2 hereof.

          SECTION 3.5. INVESTMENT OF MONEYS IN FUNDS. Any moneys in any fund held by the Trustee shall, at the written request of the Authorized Company Representative, be invested or reinvested by the Trustee as provided in the Indenture, subject to Section 5.6 hereof. Such investments shall be held by the Trustee and shall be deemed at all times a part of the fund from which such investments were made, and the interest accruing thereon, and any profit or loss realized therefrom, except as otherwise provided in the Indenture, shall be credited or charged to such fund.

                                   ARTICLE IV

                     LOAN OF PROCEEDS; REPAYMENT PROVISIONS

          SECTION 4.1. LOAN OF BOND PROCEEDS. The Issuer covenants and agrees, upon the terms and conditions in this Agreement, to make a loan to the Company for the purpose of refunding the Prior Bonds and financing the Project. Pursuant to said covenant and agreement, the Issuer will issue the Bonds upon the terms and conditions contained in this Agreement and the Indenture and will cause the Bond proceeds to be applied as provided in Article III of the Indenture. Such proceeds shall be disbursed as provided in Section 3.02 of the Indenture.

          SECTION 4.2. REPAYMENT AND PAYMENT OF OTHER AMOUNTS PAYABLE. The Company agrees to make the payments required by subsections (a) through (d) of this Section as Repayment Installments on the loan to the Company from Bond proceeds pursuant to Section 4.1 hereof.

          (a) The Company covenants and agrees to pay to the Trustee as a Repayment Installment on such loan, not later than each date provided in or pursuant to the Indenture for the payment of principal (whether at maturity or upon redemption or acceleration) of, premium, if any, and/or interest on the Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, for deposit in the Bond Fund, a sum equal to the amount payable on such interest or principal payment or redemption or acceleration date as principal of (whether at maturity or upon redemption or acceleration), premium, if any, and interest upon the Bonds as provided in the Indenture.

          Each payment pursuant to this Section 4.2(a) shall at all times be sufficient to pay the total amount of interest and principal (whether at maturity or upon redemption or acceleration) and premium, if any, payable on the Bonds on the date of payment of principal or interest, as the case may be; provided that any amount held by the Trustee in the Bond Fund on any due date for a Repayment Installment hereunder shall be credited against the installment due on such date to the extent available for such purpose; and provided further that, subject to the provisions of this paragraph, if at any time the Company determines that amounts held by the Trustee in the Bond Fund are sufficient to pay all of the principal of and interest and premium, if any, on the Bonds as such payments become due, the Company shall be relieved of any obligation to make any further payments under the provisions of this Section.
Notwithstanding the foregoing, if on any date the amount held by the Trustee in the Bond Fund is insufficient to make any required payments of principal of (whether at maturity or upon redemption or acceleration) and interest and premium, if any, on the Bonds as such payments become due, the Company shall forthwith pay such deficiency as a Repayment Installment hereunder.

          (b) The Company also agrees to pay to the Trustee until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made as required by the Indenture, (i) the annual fee of the Trustee for its ordinary services rendered as trustee, and its ordinary expenses incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses of the Trustee, as provided in the Indenture, as and when the same become due, (iii) the cost of printing any Bonds required to be furnished by the Issuer, and (iv) any amounts required to be deposited in the Rebate Fund to comply with the provisions of Section 5.6 hereof. The Company will also pay reasonable fees, charges and expenses of the Trustee as required by the Indenture following provision for payment of the Bonds.

          (c) The Company also agrees to pay, within sixty (60) days after receipt of request for payment thereof, all expenses required to be paid by the Company under the terms of the Bond Purchase Agreement, and all fees and reasonable expenses of the Issuer related to issuance of the Bonds or the interpretation, enforcement or amendment of this Agreement or the Indenture which are not otherwise required to be paid by the Company under the terms of this Agreement; provided that the Issuer shall have obtained the prior written approval of the Authorized Company Representative for any expenditures other than those provided for herein or in the Bond Purchase Agreement.

          (d) In the event the Company should fail to make any of the payments required by subsections (a) through (c) of this Section in respect of any Series of Bonds, such payments shall continue as obligations of the Company until such amounts shall have been fully paid. The Company agrees to pay overdue payments under subsection (a) of this Section, together with interest thereon until paid, to the extent permitted by law, at the rate of interest per annum borne by the Series of Bonds.

          SECTION 4.3. UNCONDITIONAL OBLIGATION. The obligations of the Company to make the payments required by Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer; and during the term of this Agreement, the Company shall pay absolutely net the payments to be made on account of the loan as prescribed in Section 4.2 and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made as required by the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its other covenants contained in this Agreement; and (iii) except as provided in Article VIII hereof, will not terminate this

Agreement for any cause, including, without limitation, failure to complete the Project, the occurrence of any act or circumstances that may constitute failure of consideration, destruction of or damage to the Facilities, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Nevada or any political subdivision of either of these, or any failure of the Issuer or the Trustee to perform and observe any covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement.

          SECTION 4.4. ASSIGNMENT OF ISSUER'S RIGHTS. As security for the payment of the Bonds, the Issuer will assign to the Trustee the Issuer's rights under this Agreement, including the right to receive payments hereunder (except the right of the Issuer to receive certain payments, if any, with respect to expenses and indemnification under Sections 4.2(c), 6.3, 8.2 and 8.3 hereof and the right of the Issuer to consent to amendments to the Facilities pursuant to
Section 3.1 hereof), and the Issuer hereby directs the Company to make the payments required hereunder (except such payments for expenses and indemnification) directly to the Trustee. The Company hereby assents to such assignment and agrees to make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Trustee.

          SECTION 4.5. AMOUNTS REMAINING IN FUNDS. It is agreed by the parties hereto that after payment in full of (i) the Bonds, or after provision for such payment shall have been made as provided in the Indenture, (ii) the fees, charges and expenses of the Trustee, any paying agents and the Issuer in accordance with the Indenture and (iii) all other amounts required to be paid under this Agreement and the Indenture, including, without limitation, amounts required to be paid from the Rebate Fund, any amounts remaining in any fund held by the Trustee under the Indenture shall belong to the Company and be paid to the Company by the Trustee.


                                   ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

          SECTION 5.1. RIGHT OF ACCESS TO THE FACILITIES AND RECORDS. The Company agrees that during the term of this Agreement the Issuer, the Trustee and the duly authorized agents of either of them shall have the right at all reasonable times during normal business hours to examine the books and records of the Company with respect to the Facilities and to enter upon the site of the Facilities to examine and inspect the Facilities, provided, however, that this right is subject to federal and State of Nevada laws and regulations applicable to the site of the Facilities. The rights of access hereby reserved to the Issuer and the Trustee may be exercised only after such agent shall have executed release of liability and secrecy agreements if requested by the Company in the form then currently used by the Company, and nothing contained in this Section or in any other provision of this Agreement shall be construed to entitle the Issuer or the Trustee to any information or inspection involving the confidential know-how of the Company.

SECTION 5.2.  THE COMPANY'S MAINTENANCE OF ITS EXISTENCE; ASSIGNMENTS.

          (a) To the extent permitted by law and its Articles of Incorporation, the Company agrees that during the term of this Agreement it will maintain its existence as a corporation, will continue to maintain its status as a corporation in good standing in the State of California, will continue to be qualified to conduct business in the State of Nevada under the laws thereof, will not dissolve or otherwise dispose of all or substantially all of its assets and will not combine or consolidate with or merge into another person or permit one or more persons to consolidate with or merge into it; PROVIDED, HOWEVER, that the Company may so combine or consolidate with another person legally existing under the laws of one of the states of the United States, or permit one or more such persons to consolidate with or merge into it, if the Company is the surviving corporation; and PROVIDED, FURTHER, that the Company may so combine, consolidate with, or merge into another person legally existing under the laws of one of the states of the United States, or permit one or more persons to consolidate with or merge into it, or sell or otherwise transfer to another person all or substantially all of its assets as an entity and thereafter dissolve if the Company delivers to the Issuer: (1) written evidence that the surviving, resulting or transferee person, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of the Company hereunder; (2) written evidence that the surviving, resulting or transferee person, as the case may be, qualifies to do business in the State of Nevada; (3) written evidence that the surviving, resulting or transferee person, as the case may be, shall have a net worth greater than or equal to 90% of that of the Company immediately prior to such combination, consolidation or merger, determined in accordance with generally accepted accounting principles;
(4) a copy of any application made to any regulatory commission or agency having jurisdiction over the merger or other transaction; (5) within ten (10) business days after the consummation of the merger (other than a merger involving the Company and any wholly-owned subsidiary of the Company) or other transaction, (A) counterpart copies of the merger instruments, or other documents constituting the transaction, including copies of the instruments of assumption referred to in clause (1) above and evidence of qualification as referred to in clause (2) above; and (B) an opinion of counsel satisfactory to the Issuer that all of the provisions of this Section 5.2(a) have been complied with and that all necessary corporate and governmental approvals have been obtained.

          In the case of a merger involving the Company and any wholly-owned subsidiary of the Company, the Company shall send the Issuer a notice of such merger within ten (10) business days after its completion, together with an opinion of counsel as described in the preceding clause (5) (B). The Company shall provide the Issuer with at least thirty (30) days' written notice prior to the consummation of any merger or other transaction described in this
Section 5.2(a). At such time the Company shall provide the Issuer with drafts of the documents of assumption and the legal opinion referred to in clause (5) above. The Company agrees to provide such other information as the Issuer may reasonably request in order to assure compliance with this Section 5.2(a).

          Notwithstanding any other provisions of this Section 5.2(a), the Company need not comply with any of the provisions of the first two paragraphs of this Section 5.2(a) if, at the time of such merger, combination, sale of assets, dissolution or reorganization, the Bonds will be defeased as provided in Article X of the Indenture.

          (b) The rights and obligations of the Company under this Agreement may be assigned by the Company to any person in whole or in part, subject, however, to each of the following conditions:

     (i) No assignment other than pursuant to subsection (a) of this Section shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any assignment not pursuant to subsection (a) of this Section the Company shall continue to remain primarily liable for the payments specified in Section 4.2 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it.

    (ii) Any assignment from the Company shall retain for the Company such rights and interests as will permit it to perform its obligations under this Agreement, and any assignee from the Company shall assume in writing the obligations of the Company hereunder to the extent of the interest assigned.

   (iii) The Company shall give the Issuer thirty days notice of any assignment (other than pursuant to subsection (a) above), and shall, within thirty (30) days after delivery of any assignment, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment together with an instrument of assumption, and an Opinion of Counsel satisfactory to the Issuer that the provisions of this section 5.2(b) have been complied with.

          SECTION 5.3. NOTICE AND CERTIFICATES TO TRUSTEE. The Company hereby agrees to provide the Trustee with the following:

          (a) On or before the fifth (5th) Business Day following each Interest Payment Date while any of the Bonds are Outstanding, a certificate of an officer of the Company that all payments required under this Agreement have been made;

          (b) Within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a certificate of an officer of the Company to the effect that all payments have been made under this Agreement and that, to the best of such officer's knowledge, there exists no Event of Default or event which, with the passage of time or the giving of notice, or both, would become an Event of Default, or, if any default or Event of Default exists, a description thereof and (ii) the audited annual report of the Company for such fiscal year; and

          (c) Upon knowledge of an Event of Default under this Agreement or the Indenture, notice of such Event of Default, such notice to include a description of the nature of such event and what steps are being taken to remedy such Event of Default.


          SECTION 5.4. MAINTENANCE AND REPAIR; TAXES; UTILITY AND OTHER CHARGES; INSURANCE. The Company agrees to maintain, to the extent permitted by applicable law and regulation, the Facilities, or cause the Facilities to be so maintained, during the term of this Agreement (i) in as reasonably safe condition as its operations shall permit and (ii) in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof.

          The Company agrees to pay or cause to be paid during the term of this Agreement all taxes, governmental charges of any kind lawfully assessed or levied upon the Facilities or any part thereof, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Facilities and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Facilities, provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term of this Agreement. The Company may, at the Company's expense and in the Company's name, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during that period of such contest and any appeal therefrom unless by such nonpayment the Facilities or any part thereof will be subject to loss or forfeiture.

          The Company agrees that it will keep, or cause to be kept, (i) the Facilities insured against such risks and in such amounts as are consistent with its insurance practices for similar types of facilities (which may include self-insurance), and (ii) insurance against all direct or contingent loss or liability for personal injury, death or property damage occasioned by the operation of the Facilities, which insurance may be a part of the policy or policies of insurance customarily maintained by the Company in connection with its general property and liability insurance upon all of the plants and properties operated by it (including such deductibles as may be provided in said policies).

          SECTION 5.5. QUALIFICATION IN NEVADA. The Company agrees that throughout the term of this Agreement it, or any successor or assignee as permitted by Section 5.2, will be qualified to do business in the State of Nevada.

          SECTION 5.6. TAX EXEMPT STATUS OF BONDS. It is the intention of the Company that interest on the Bonds shall be and remain Tax-exempt. To that end the covenants and agreements of the Company in this Section are for the benefit of the Trustee and each and every holder of the Bonds.

          The Company represents and warrants that substantially all of the proceeds of the Bonds will be used with respect to the Facilities as more specifically set forth in the Tax Certificate and the Engineering Certificate.

          The Company covenants and agrees that it has not taken or permitted to be taken and will not take or permit to be taken any action which will cause the interest on the Bonds not to be Tax-exempt; provided that the Company shall not have violated this covenant if the interest on any of the Bonds becomes taxable to a person solely because such person is a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the Code or Section 103(b) (13) of the 1954 Code, as applicable; and provided further that none of the covenants and agreements herein contained shall require the Company to enter an appearance or intervene in any administrative, legislative or judicial proceeding in connection with any changes in applicable laws, rules or regulations or in connection with any decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the Bonds.

          The Company acknowledges having read Section 5.08 of the Indenture and agrees to perform all duties imposed upon it by such Section 5.08 of the Indenture, by the Tax Certificate and by the Engineering Certificate. Insofar as said Section 5.08 of the Indenture, the Tax Certificate and the Engineering Certificate impose duties and responsibilities on the Company, they are specifically incorporated herein by reference.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1. EVENTS OF DEFAULT. Any one of the following which occurs and continues shall constitute an Event of Default:

          (a) failure by the Company to pay any amounts required to be paid under Section 4.2(a) hereof which failure causes an Event of Default under the Indenture;

          (b) failure of the Company to observe and perform any covenant, condition or agreement on its part required to be observed or performed by this Agreement, other than making the payments referred to in (a) above, which continues for a period of ninety (90) days after written notice, which notice shall specify such failure and request that it be remedied, given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time; provided, however, that if the failure stated in the notice can be corrected, but cannot be corrected within such period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or

          (c)  an Act of Bankruptcy of the Company.

The provisions of subsection (b) of this Section are subject to the limitation that the Company shall not be deemed in default if and so long as the Company is unable to carry out its agreements hereunder by reason of strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the States of Nevada or California or any of their departments, agencies, or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company; it being agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company. This limitation shall not apply to any default under subsections (a) or (c) of this Section.

          SECTION 6.2. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred and shall continue:

     (a) The Trustee, by written notice to the Company, shall declare the unpaid balance of the loan payable under Section 4.2(a) of this Agreement to be due and payable immediately, if concurrently with or prior to such notice the unpaid principal amount of the Bonds shall have been declared to be due and payable. Upon any such declaration such amount shall become and shall be immediately due and payable as set forth in Section 7.01 of the Indenture.

     (b) The Trustee may have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and federal income tax and other tax returns of the Company.

     (c) The Issuer or the Trustee may take whatever action at law or in equity as may be necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

          In case the Trustee or the Issuer shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Issuer, then, and in every such case, the Company, the Trustee and the Issuer shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Issuer shall continue as though no such action had been taken.

          The Company covenants that, in case an Event of Default shall occur with respect to the payment of any Repayment Installment payable under Section 4.2(a) hereof, then, upon demand of the Trustee, the Company will pay to the Trustee the whole amount that then shall have become due and payable under said Section, with interest, to the extent permitted by law, on the amount then overdue at the rate of interest per annum borne by the Bonds until such amount has been paid.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law the moneys adjudged or decreed to be payable.

          In case proceedings shall be pending for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or in the case of any other similar judicial proceedings relative to the Company, or the creditors or property of the Company, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including expenses and fees of counsel incurred by it up to the date of such distribution.

          SECTION 6.3. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees to pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

          SECTION 6.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the holders of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

          SECTION 6.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement or covenant contained in this Agreement should be breached by the Company and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                  ARTICLE VII

                                   PREPAYMENT

          SECTION 7.1. REDEMPTION OF BONDS WITH PREPAYMENT MONEYS. By virtue of the assignment of the rights of the Issuer under this Agreement to the Trustee as is provided in Section 4.4 hereof, the Company agrees to and shall pay directly to the Trustee any amount permitted or required to be paid by it under this Article VII. The Trustee shall use the moneys so paid to it by the Company to redeem the Bonds on the date set for such redemption pursuant to
Section 7.5 hereof.

          SECTION 7.2. OPTIONS TO PREPAY INSTALLMENTS. The Company shall have the option to prepay the amounts payable under Section 4.2 hereof with respect to the Bonds, in whole or in part, by paying to the Trustee, for deposit in the Bond Fund, the amount set forth in Section 7.4 hereof, under circumstances set forth in Sections 4.01(a) and 4.01(b) of the Indenture. The Company shall notify the Trustee and the Issuer in writing of its election to prepay the amounts payable hereunder and direct the Trustee to cause the Bonds to be redeemed on a date specified, which shall be at least forty-five (45) days after the date of such notice.

          SECTION 7.3. MANDATORY PREPAYMENT. The Company shall have and hereby accepts the obligation to prepay Repayment Installments with respect to the Bonds to the extent mandatory redemption of the Bonds is required pursuant to Section 4.01(c) of the Indenture. The Company shall (i) satisfy its obligation hereunder by prepaying such Repayment Installments within one hundred eighty (180) days after the occurrence of a Determination of Taxability, in the case of mandatory redemption pursuant to Section 4.01(c) (i) of the Indenture; or (ii) be deemed to satisfy its obligation hereunder upon the transfer by the Trustee of remaining amounts on deposit in the Construction Fund to the Bond Fund, in the case of mandatory redemption pursuant to Section 4.01(c) (ii) of the Indenture, provided that within ten (10) days after such transfer the Company shall pay to the Trustee any additional amounts required pursuant to Section 3.4 or Section 7.4 hereof. The amount payable by the Company in the event of a prepayment required by this Section shall be determined as set forth in Section 7.4 hereof and shall be deposited in the Bond Fund.

          SECTION 7.4. AMOUNT OF PREPAYMENT. In the case of a prepayment of the entire amount due hereunder with respect to the Bonds pursuant to Section
7.2 or 7.3 hereof, the amount to be paid shall be a sum sufficient, together with other funds and the yield on any securities deposited with the Trustee and available without reinvestment for such purpose, to pay (1) the principal of all Bonds Outstanding on the redemption date specified in the notice of redemption, plus interest accrued and to accrue to the payment or redemption date of the Bonds, plus premium, if any, required pursuant to the Indenture,
(2) all reasonable and
necessary fees and expenses of the Issuer, the Trustee and any paying agent accrued and to accrue through final payment of the Bonds, and (3) all other liabilities of the Company accrued and to accrue with respect to the Bonds under this Agreement.

          In the case of partial prepayment of the Repayment Installments pursuant to Section 7.2 or 7.3 hereof, the amount payable shall be a sum sufficient, together with other funds deposited with the Trustee and available without reinvestment for such purpose, to pay the principal amount of and premium, if any, and accrued interest on the Bonds to be redeemed, as provided in the Indenture, and to pay the expenses of redemption of the Bonds.

          SECTION 7.5. NOTICE OF PREPAYMENT. To exercise an option granted in or to perform an obligation required by this Article VII, the Company shall give written notice to the Issuer and the Trustee at least fifteen (15) days prior to the last day by which the Trustee is permitted to give notice of redemption pursuant to Section 4.03 of the Indenture, specifying the date upon which any prepayment will be made. If, in the case of a mandatory prepayment pursuant to Section 7.3 hereof, the Company fails to give such notice of a prepayment required by this Section 7.5, such notice may be given by the Issuer, by the Trustee or by any holder or holders of ten percent (10%) or more in aggregate principal amount of the Bonds Outstanding. The Issuer and the Trustee, at the request of the Company or any such Bondholder, shall forthwith take all steps necessary under the applicable provisions of the Indenture to effect redemption of all or part of the then Outstanding Bonds, on the earliest practicable date thereafter on which such redemption may be made under applicable provisions of the Indenture (except that neither the Issuer nor the Trustee shall be required to make payment of any money required for such redemption).


                                  ARTICLE VIII

               NON-LIABILITY OF ISSUER; EXPENSES; INDEMNIFICATION

          SECTION 8.1. NON-LIABILITY OF ISSUER. The Issuer shall not be obligated to pay the principal of, or premium, if any, or interest on the Bonds, except from Revenues. The Company hereby acknowledges that the Issuer's sole source of moneys to repay the Bonds will be provided by the payments made by the Company pursuant to this Agreement, together with other Revenues, including investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby agrees that if the payments to be made hereunder shall ever prove insufficient to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), then upon notice from the Trustee, the Company shall pay such amounts as are required from time to time to prevent any deficiency or default in the payment of such principal, premium or interest, including, but not limited to, any deficiency caused by acts, omissions, nonfeasance or malfeasance on the part of the Trustee, the Company, the Issuer or any third party.

          SECTION 8.2. EXPENSES. The Company covenants and agrees to pay and to indemnify the Issuer and the Trustee against all costs and charges, including reasonable fees and disbursements of attorneys, accountants, consultants and other experts, incurred in good faith in connection with this Agreement, the Bonds, the Indenture, the 1985 Bonds Escrow Agreement or the 1988 Bonds Escrow Agreement.

          SECTION 8.3. INDEMNIFICATION. (a) The Company releases the Issuer from, and covenants and agrees that the Issuer shall not be liable for, and covenants and agrees, to the extent permitted by law, to indemnify and hold harmless the Issuer and its directors, officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Facilities, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Facilities or any part thereof; (2) the issuance of any Bonds or any certifications, covenants or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Bonds and this Agreement; (3) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; or (4) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any limited offering memorandum, official statement or other offering circular utilized by the Issuer or any underwriter or placement agent in connection with the sale of any Bonds; provided that such indemnity shall not be required for damages that result from willful misconduct on the part of the party seeking such indemnity. The Company further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Issuer and its officers, employees and agents for any and all costs, reasonable attorneys fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the willful misconduct of the party claiming such payment or reimbursement. The provisions of this paragraph shall survive the retirement of the Bonds.

          (b) The Company releases the Trustee from, and covenants and agrees that the Trustee shall not be liable for, and covenants and agrees, to the extent permitted by law, to indemnify and hold harmless the Trustee and its directors, officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (1) the Facilities, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Facilities or any part thereof; (2) the issuance of any Bonds or any certifications, covenants or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Bonds and this Agreement; (3) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; or (4) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any limited offering memorandum, official statement or other offering circular utilized by the Issuer or any underwriter or placement agent in connection with the sale of any Bonds; provided that such indemnity shall not be required for damages that result from negligence or willful misconduct on the part of the party seeking such indemnity. The Company further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Trustee and its officers, employees and agents for any and all costs, reasonable attorneys fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise in connection with any such losses, claims, damages, liabilities, expenses or actions, except to the extent that the same arise out of the negligence or willful misconduct of the party claiming such payment or reimbursement. The provisions of this paragraph shall survive the retirement of the Bonds.


                                   ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.1. NOTICES. All notices, certificates or other communications shall be deemed sufficiently given on the second day following the day on which the same have been mailed by certified mail, postage prepaid, addressed to the Issuer, the Company or the Trustee at the addresses specified in Section 11.07 of the Indenture. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company, and the Trustee may, by notice given hereunder, designate any different addresses to which subsequent notices, certificates or other communications shall be sent.

          SECTION 9.2. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

          SECTION 9.3. EXECUTION OF COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement by the Trustee under Article 9 of the Nevada Uniform Commercial Code, only the counterpart delivered, pledged, and assigned to the Trustee shall be deemed the original.

          SECTION 9.4. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee.

          SECTION 9.5. GOVERNING LAW. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of Nevada.

          SECTION 9.6. AUTHORIZED COMPANY REPRESENTATIVE. Whenever under the provisions of this Agreement the approval of the Company is required or the Company is required to take some action at the request of the Issuer, such approval or such request shall be given on behalf of the Company by the Authorized Company Representative, and the Issuer and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

          SECTION 9.7. TERM OF THE AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect as long as any of the Bonds are Outstanding or the Trustee holds any moneys under the Indenture, whichever is later; provided, however, that the rights of the Trustee and the Issuer under Sections 8.2 and 8.3 hereof shall survive the termination of this Agreement, the retirement of the Bonds and the removal of the Trustee. All representations and certifications by the Company as to all matters affecting the Tax-exempt status of the Bonds shall survive the termination of this Agreement.

          SECTION 9.8. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns; subject, however, to the limitations contained in Section 5.2 hereof.

          SECTION 9.9. THIRD-PARTY BENEFICIARY. The Trustee is hereby named a third-party beneficiary to this Agreement to the extent the Company is required to indemnify, compensate or provides direction or information to the Trustee pursuant to the terms hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                                            CLARK COUNTY, NEVADA



                                          By____________________________________
                                                              Chairman, Board of
                                                            County Commissioners
[SEAL]

Attest


____________________________
       County Clerk

                                                       SOUTHWEST GAS CORPORATION



                                         By_____________________________________
                                                                       Treasurer


[SEAL]

Attest:

_______________________________
         Secretary

                                   EXHIBIT A

                         DESCRIPTION OF THE FACILITIES

                     Description of the Existing Facilities


          The Existing Facilities consist of (1) meters, customer service connections, mains, pressure regulators and other lower- pressure gas distribution facilities (generally having a maximum allowable operating pressure of less than [400] psig) by which the Company furnishes gas to customers located within its retail service area in Clark County, Nevada, together with other plant, property and equipment acquired, installed or constructed in connection therewith; (2) mains, pressure regulators, compressor facilities and other higher pressure gas transmission facilities (generally having a maximum allowable operating pressure of [400] psig and over) by which the Company transports gas to and within its retail customer service area in Clark County, Nevada, together with other plant, property and equipment acquired, installed or constructed in connection therewith; (3) an operations center complex, and related facilities, equipment and improvements in Clark County, Nevada; and (4) associated land and land-rights.

                           Description of the Project


          The Project shall consist of those certain additions and improvements to the Company's natural gas distribution and transmission system through which the Company furnishes natural gas to its customers in Clark County, and certain other plant, property and equipment used or to be used for the same purposes.





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